UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 20, 2007

Date of Report (Date of earliest event reported)

Captaris, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25186	91-1190085
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10885 N.E. 4th Street, Suite 400

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 455-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 20, 2007, Captaris, Inc., a Washington corporation (“Captaris”), entered into a Sale and Purchase Agreement (the “SPA”) to acquire the stock of Oce Document Technologies GmbH (“ODT”). The parties to the SPA are Captaris and its newly formed subsidiary Captaris Verwaltungs GmbH, a German limited liability company (“Captaris Verwaltungs”), and Océ Deutschland Holding GmbH & Co. KG, a German limited partnership (the “Seller”). Under the terms of the SPA, Captaris Verwaltungs will acquire all of the outstanding equity of ODT from the Seller, and ODT will become a wholly owned subsidiary of Captaris Verwaltungs and an indirect wholly owned subsidiary of Captaris.

Captaris Verwaltungs will pay a cash purchase price at closing equal to approximately EUR 10.4 million, net of ODT’s aggregate accruals of EUR 12.1 million as of December 31, 2007 for future retirement and bonus obligations and ODT’s cash balance at closing, which is expected to be approximately EUR 20.0 million. The purchase price is subject to an upward or downward adjustment after the closing if ODT’s actual revenues for the year ended November 30, 2007 deviate from its estimate of approximately EUR 22.7 million by more than EUR 500,000, and/or if ODT’s actual cash balance as of December 31, 2007 is more or less than its estimate of such cash balance that will be provided to Captaris prior to closing. At the closing, EUR 2 million of the purchase price will be deposited in a third-party escrow account for 12 months as security for any post-closing purchase price adjustment and, subject to certain limitations, for indemnification claims against the Seller. Captaris, as guarantor, is liable to the Seller for any and all obligations and liabilities of Captaris Verwaltungs under the SPA. The acquisition is expected to close in January 2008, subject to certain conditions.

This description of the SPA is qualified in its entirety by the terms and conditions of the SPA, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. A copy of the press release issued by Captaris on December 20, 2007 concerning the SPA is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description
2.1	Sale and Purchase Agreement, dated December 20, 2007, by and among Océ Deutschland Holding GmbH & Co. KG, Captaris Verwaltungs GmbH and Captaris, Inc. (certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

99.1	Press Release issued by Captaris, Inc., dated December 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2007

Captaris, Inc.

By:	/s/ Peter Papano
Name:	Peter Papano
Title:	Chief Financial Officer